Exhibit 99.(h)(7)

AMENDMENT

to

Transfer Agency and Service Agreement

among

Aberdeen Global Select Opportunities Fund Inc. and

Aberdeen Funds and Aberdeen Investment Funds, Each on Behalf of Each of the Entities,

Individually and not Jointly, as Listed on Schedule A

(collectively, the “Funds”)

and

Boston Financial Data Services, Inc. (the “Transfer Agent”)

This Amendment is made as of this 4th day of February, 2015 between the Funds and the Transfer Agent.  The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”) under which the Transfer Agent performs certain services for the Funds.  In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.              Parties. The parties do hereby agree that:

a.              as of the closing date of the reorganization of the Aberdeen Global Select Opportunities Fund Inc. into the Aberdeen Global Equity Fund, a series of the Aberdeen Funds, on or about February 25, 2015, that the Agreement will be terminated with respect to Aberdeen Global Select Opportunities Fund Inc. and Aberdeen Global Select Opportunities Fund Inc. shall no longer be a party to the Agreement; and further

b.              as of the liquidation of the Aberdeen Core Fixed Income Fund, a series of Aberdeen Funds, on or about February 12, 2015, that the Agreement will be terminated with respect to Aberdeen Core Fixed Income Fund and Aberdeen Core Fixed Income Fund shall no longer be a party to the Agreement.

2.              Schedule A.  The current Schedule A attached to the Agreement is replaced and superseded with Schedule A attached hereto.

3.              All defined terms and definitions in the Agreement shall be the same in this Amendment (the “Amendment”) except as specifically revised by this Amendment.

4.              Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Lucia Sitar	By:	/s/ Richard Johnson

Name:	Lucia Sitar	Name:	Richard J. Johnson

Title:	Vice President	Title:	Managing Director

As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN INVESTMENT FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President

As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN GLOBAL SELECT OPPORTUNITIES FUND INC.

By:	/s/ Lucia Sitar

Name:	Lucia Sitar

Title:	Vice President

As an Authorized Officer on behalf of Aberdeen Global Select Opportunities Fund Inc.

SCHEDULE A

Dated February 4, 2015

Aberdeen Funds

Aberdeen Asia Bond Fund
Aberdeen Asia-Pacific (Ex-Japan) Equity Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific Smaller Companies Fund	Series of Delaware statutory trust
Aberdeen China Opportunities Fund	Series of Delaware statutory trust
Aberdeen Core Fixed Income Fund(1)	Series of Delaware statutory trust
Aberdeen Diversified Alternatives Fund	Series of Delaware statutory trust
(formerly, Aberdeen Optimal Allocations Fund: Specialty)	Series of Delaware statutory trust
Aberdeen Diversified Income Fund
(formerly, Aberdeen Optimal Allocations Fund: Moderate)	Series of Delaware statutory trust
Aberdeen Dynamic Allocation Fund
(formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Local Currency Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund
(formerly, Aberdeen Emerging Markets Institutional Fund)	Series of Delaware statutory trust
Aberdeen Equity Long-Short Fund
Aberdeen European Equity Fund	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Global Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Global Natural Resources Fund	Series of Delaware statutory trust
Aberdeen Global Small Cap Fund	Series of Delaware statutory trust
Aberdeen International Equity Fund	Series of Delaware statutory trust
Aberdeen Latin American Equity Fund	Series of Delaware statutory trust
Aberdeen Small Cap Fund	Series of Delaware statutory trust
Aberdeen Tax-Free Income Fund	Series of Delaware statutory trust
Aberdeen Ultra-Short Duration Bond Fund	Series of Delaware statutory trust
Aberdeen U.S. Equity Fund	Series of Delaware statutory trust
Aberdeen High Yield Bond Fund	Series of Delaware statutory trust
(formerly, Aberdeen U.S. High Yield Bond Fund)	Series of Delaware statutory trust

(1)  On December 10, 2014, the Board of Trustees of Aberdeen Funds approved the liquidation of the Aberdeen Core Fixed Income Fund.  The Core Fixed Income Fund shall be deemed removed from this Schedule A effective upon its liquidation, to take place on or about February 12, 2015.

Aberdeen Investment Funds

Aberdeen Select International Equity Fund	Series of a Massachusetts business trust
Aberdeen Select International Equity Fund II	Series of a Massachusetts business trust
Aberdeen Total Return Bond Fund	Series of a Massachusetts business trust
Aberdeen Global High Income Fund	Series of a Massachusetts business trust

Aberdeen Global Select Opportunities Fund Inc.(2)

(2) On February 3, 2015, the shareholders of Aberdeen Global Select Opportunities Fund Inc. (the “Fund”) approved a proposal to reorganize the Fund into the Aberdeen Global Equity Fund, a series of Aberdeen Funds.  The Fund shall be deemed removed from this Schedule A effective upon the reorganization, which is to take place on or about February 25, 2015.